UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
          On January 24, 2008, Encore Acquisition Company, a Delaware corporation (“Encore”), issued a press release announcing its 2007 production and estimated proved oil and natural gas reserves as of December 31, 2007, and confirmed previous guidance regarding its operating expenses for the fourth quarter of 2007. A copy of the press release is attached as Exhibit 99.1 and is furnished herewith.
          The attached press release includes, among other things, the following reserve and financial measures:
•	Reserve replacement ratio: Reserve replacement was calculated by dividing the sum of reserves extensions, discoveries, improved recovery, acquisitions, and revisions by production. Consistent with industry practice, future capital costs to develop proved undeveloped reserves were not included in the calculation of costs incurred.

The following table shows the calculation of “reserve replacement ratio” for the year ended December 31, 2007 (unaudited):

Purchases of minerals-in-place (MBOE)	43,146
Divided by: 2007 production (MBOE)	13,539

Acquisition reserve replacement ratio	318%

Extensions and discoveries, net of revisions (MBOE)	16,879
Divided by: 2007 production (MBOE)	13,539

Internal organic growth reserve replacement ratio	125%

Total reserve replacement ratio	443%

Purchases of minerals-in-place (MBOE)	43,146
Extensions and discoveries, net of revisions (MBOE)	16,879
Sales of minerals-in-place (MBOE)	(19,719)

Total reserve adds, net of divested reserves (MBOE)	40,306
Divided by: 2007 production (MBOE)	13,539

Total reserve replacement ratio, net of divested reserves	298%

Given the inherent decline of reserves resulting from production, an oil and natural gas company must more than offset produced volumes with new reserves in order to grow. Encore’s management uses the reserve replacement ratio as an indicator of its ability to replenish annual production volumes and grow its reserves. Encore’s management believes that reserve replacement is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a means of evaluating the operational performance and prospects of entities engaged in the production and sale of depleting natural resources. It should be noted that the reserve replacement ratio is a statistical indicator that has limitations. As an annual measure, the ratio is limited because it typically varies widely based on the extent and timing of new discoveries and property acquisitions. Its predictive and comparative value is also limited for the same reasons. In addition, since the ratio does not consider the cost or timing of future production of new reserves, it cannot be used as a measure of value creation. The ratio does not distinguish between changes in reserve quantities that are developed and those that will require additional time and funding to develop.

•	All-in Replacement Cost: “All-in replacement cost” is calculated by dividing development, exploitation, exploration, and acquisition costs incurred for the period by total reserve adds for the period. Encore’s calculation of “all-in replacement cost” includes costs and reserve adds related to the purchase of proved reserves. The methods used to calculate Encore’s “all-in replacement cost” may differ significantly from methods used by other companies to compute similar measures. As a result, Encore’s “all-in replacement cost” may not be comparable to similar measures provided by other companies. Encore believes that providing “all-in replacement cost” is useful in evaluating the total cost of reserves adds. However, this measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in Encore’s financial statements prepared in accordance with generally accepted accounting principles. Due to various factors, including timing differences in reserves adds and the related costs to develop those reserves, “all-in replacement cost” does not necessarily reflect precisely the costs associated with particular reserves. As a result of various factors that could materially affect the timing and amounts of future increases in reserves and the timing and amounts of future costs, Encore cannot assure you that its future “all-in replacement cost” will not differ materially from those presented herein.

The following table shows the calculation for “all-in replacement cost” for the year ended December 31, 2007 (unaudited):

Purchases of minerals-in-place (MBOE)	43,146
Extensions and discoveries, net of revisions (MBOE)	16,879

Total reserve adds (MBOE)	60,025

Total costs incurred	$1,216,566
Divided by: total reserve adds (MBOE)	60,025

All-in replacement cost per BOE	$20.27

          The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Year-End Reserves and Production
          Encore’s total proved oil and natural gas reserves as of December 31, 2007 were 231 million barrels of oil equivalent (“MMBOE”), consisting of 189 million barrels of crude oil, condensate, and natural gas liquids and 256 billion cubic feet of natural gas. During 2007, Encore acquired properties from Anadarko Petroleum Corporation located in the Williston Basin and in the Big Horn Basin and sold certain properties in the Anadarko and Arkoma Basins. Encore added 60 MMBOE of proved reserves during 2007 (before netting out 2007 production and asset sales). Encore produced 13.5 MMBOE during 2007 averaging 37,530 barrels of oil equivalent per day during the fourth quarter of 2007.
          At December 31, 2007, oil reserves accounted for 82 percent of total proved reserves, and 68 percent of total proved reserves are developed. Based on production for 2007, Encore’s ratio of reserves to production is approximately 17.1 years for total proved reserves and 11.6 years for proved developed reserves.

Summary of Changes in Proved Reserves	MBOE
Reserves at December 31, 2006	204,561
Purchases of minerals-in-place	43,146
Extensions and discoveries, net of revisions	16,879
Sales of minerals-in-place	(19,719)
Production	(13,539)

Reserves at December 31, 2007	231,328
          Based on the average NYMEX oil price of $90.92 per barrel for the fourth quarter of 2007, Encore’s wellhead differential is approximately minus $13.06 per barrel for such quarter. Using an average NYMEX natural gas price of $6.97 per thousand cubic feet (“Mcf”) for the fourth quarter, Encore’s wellhead differential is approximately plus $0.55 per Mcf for such quarter. Operating expenses are in-line with previously disclosed estimates for the fourth quarter.
          Encore’s proved reserve estimates for 100 percent of its properties were prepared by independent petroleum engineers. The financial data provided above is subject to change after review and audit of the financial statements.
Updated Hedging Positions
          On January 23, 2008, Encore announced new oil and natural gas contracts added to its 2008 through 2009 hedging program which had not previously been reported.
Oil Derivative Contracts:
First Half 2008 (Feb. — June):
Floors: 15,000 BOPD with a strike price of $85.00 ($3.45/BBL premium)
Costless Collars: 4,000 BOPD with $80.00 floors and $98.70 caps.
(Average)
Second Half 2008:
Floors: 10,000 BOPD with a strike price of $85.00 ($3.96/BBL premium)
Swaps: 5,000 BOPD with a fixed price of $91.56 (Average)
Costless Collars: 4,000 BOPD with $80.00 floors and $98.70 caps.
(Average)
Calendar 2009:
Floors: 12,500 BOPD with a strike price of $80.00 ($2.51/BBL premium, which includes proceeds that offset cost from selling lower priced floors)
Swaps: 5,000 BOPD with a fixed price of $89.71 (Average)
Natural Gas Derivative Contracts:
2008 NYMEX Equivalent (Feb. — Dec.):
Swaps: 10,000 MCFPD with a fixed price of $8.28 (Average)
Collars: 10,000 MCFPD with $8.11 floors and $9.00 caps (Average)
($0.20/MCF premium)
          The natural gas hedges are at Encore’s market index points and assume a NYMEX differential of negative $0.84 per MCF for El Paso Permian and negative $0.20 per MCF for Houston Ship Channel.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
     The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:
99.1	Press Release dated January 24, 2008 regarding year-end reserves and production

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: January 25, 2008	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer